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                                                                     EXHIBIT 5.1

                                 June 28, 2000

Mobility Electronics, Inc.
7955 East Redfield Road
Scottsdale, AZ  85260

         Re: Registration Statement on Form S-1 for Mobility Electronics, Inc.

Ladies and Gentlemen:

         We are acting as counsel for Mobility Electronics, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 4,000,000 shares (and up to an additional 600,000 shares to cover Underwriters' overallotments) of the Company's Common Stock, par value $0.01 per share (the "Shares"), which Shares are issuable in connection with the Company's initial public offering. A Registration Statement (as amended, the "Registration Statement") on Form S-1 (No. 333-30264) covering the offering and sale of the Shares was originally filed with the Securities and Exchange Commission (the "Commission") on February 11, 2000.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity of original documents to all copies submitted to us.

         Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Delaware and the federal laws of the United States of America, it is our opinion that when the Registration Statement has become effective under the Act, the Shares when issued by the Company for consideration having not less than the par value thereof, and sold and paid for in accordance with the terms of the prospectus included a part of the Registration Statement, will be validly and legally issued, fully paid and non-assessable.

         We hereby consent to the use of the opinion as an Exhibit to the Registration Statement and to the reference to us under "Interests of Named Counsel and Experts" in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ JACKSON WALKER L.L.P.